As filed with the Securities and Exchange Commission on September 14, 2000
                           Registration No. 333-44448
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                        PRE-EFFECTIVE AMENDMENT NO. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________
                            BERKSHIRE HATHAWAY INC.
             (Exact name of Registrant as specified in its Charter)
                              ____________________

            Delaware                                            47-0813844
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                             ____________________

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)
                            ______________________
                                  Copies To:

        Mary Ann Lyman                               Edward D. Slevin
  Munger, Tolles & Olson LLP              Ballard Spahr Andrews & Ingersoll, LLP
    355 South Grand Avenue                    1735 Market Street, 51st Floor
Los Angeles, California  90071               Philadelphia, Pennsylvania 19103
       (213) 683-9100                                 (215) 665-8500

                            ______________________
  Approximate date of commencement of the proposed sale to public: From time to time after the effective date of this Registration Statement as determined by the selling shareholders on the basis of market conditions and other factors.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             _____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                            BERKSHIRE HATHAWAY INC.

                      2,529 Shares of Class A Common Stock
                      1,363 Shares of Class B Common Stock

     This Prospectus relates to 2,529 shares of our Class A Common Stock and 1,363 shares of our Class B Common Stock. The shares covered by this prospectus are being offered by certain selling shareholders who acquired them as consideration in our acquisition of U.S. Investment Corporation.

     The selling shareholders may sell the shares from time to time in one or more transactions. The prices at which such shareholders may sell the shares will be determined by the prevailing market prices for the shares or in negotiated transactions. They may also sell the shares in one or more underwritten offerings. We will not receive any of the proceeds from the sale of the shares.

     The New York Stock Exchange lists both our Class A Common Stock, which trades under the symbol "BRK.A", and our Class B Common Stock, which trades under the symbol "BRK.B".

                                ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

          The date of this prospectus is                       , 2000.

  No one has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus or in a prospectus supplement, in connection with the offer made by this prospectus and any prospectus supplement. If given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference in this prospectus or any prospectus supplement is correct as of any time subsequent to their dates. This prospectus and any prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the shares in any jurisdiction in which such offer or solicitation may not lawfully be made.



                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Berkshire Hathaway Inc.................................................      3
Use of Proceeds........................................................      4
Selling Shareholders...................................................      4
Plan of Distribution...................................................      7
Legal Matters..........................................................      8
Experts................................................................      8
Where You Can Find More Information....................................      9
Incorporation of Certain Documents By Reference........................      9

                            BERKSHIRE HATHAWAY INC.

  We are a holding company which owns subsidiaries engaged in a number of diverse businesses. Our most important business is the property and casualty insurance business, which is conducted on both a direct and reinsurance basis through a number of subsidiaries. Included in this group of subsidiaries is GEICO Corporation, the sixth largest auto insurer in the United States, and General Re Corporation, one of the four largest reinsurers in the world.

  The investment portfolios of our insurance subsidiaries include meaningful equity ownership percentages of other publicly traded companies, including American Express Company, The Coca-Cola Company, Federal Home Loan Mortgage Corporation, The Gillette Company, The Washington Post Company, and Wells Fargo & Company. Much information about these publicly owned companies is available, including information released from time to time by the companies themselves.

  Our non-insurance subsidiaries conduct a variety of other business activities, including:

    . the publication of a daily and Sunday newspaper in Western New York (Buffalo News)

    . the manufacture and sale of boxed chocolates and other confectionery products (See's Candies)

    . diversified manufacturing and distribution (managed by Scott Fetzer, and whose principal products are sold under the Kirby and Campbell Hausfeld brand names)

    . the retail sale of home furnishings (Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture Company and Jordan's Furniture, Inc.)


    . the manufacture, import and distribution of footwear (H.H. Brown Shoe Company, Lowell Shoe, Inc., Dexter Shoe Company and Justin Brands)

    . the retail sale of fine jewelry (Borsheim's, Helzberg's Diamond Shops and Ben Bridge)

    . the providing of training to operators of aircraft and ships throughout the world (FlightSafety International)

    . the providing of fractional ownership programs for general aviation aircraft (Executive Jet)

    .  the licensing and servicing of almost 6,000 Dairy Queen Stores (Dairy
       Queen)

    .  the rental of furniture and accessories (CORT Furniture Rental)

    . the manufacturing and production of face brick and concrete masonry products (Acme Building Brands)

  Operating decisions are made by the managers of the various businesses. Investment decisions and all other capital allocation decisions are made by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of our board of directors.

  Our executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

                                USE OF PROCEEDS

  We will not receive any of the proceeds from the selling shareholders' sale of the shares.


                              SELLING SHAREHOLDERS

  We issued the shares offered by this prospectus to the selling shareholders in connection with our acquisition of U.S. Investment Corporation, which is now our wholly owned subsidiary. When we use the term "selling shareholder," we are referring to each of the former U.S. Investment Corporation shareholders. All of the selling shareholders currently hold the same office or position with U.S. Investment Corporation as they did prior to the merger, with the exception of the Corporate Secretary.

  Immediately following the effectiveness of the merger, the selling shareholders held, in the aggregate, 2,529 shares of our Class A Common Stock (which is less than one percent of our outstanding Class A Common Stock) and 1,363 shares of our Class B Common Stock (which is less than one percent of our outstanding Class B Common Stock). We cannot estimate the number of shares that will be offered for sale pursuant to this prospectus because each of the selling shareholders can offer to sell all or just some of the shares they own. In addition, the offering may or may not be an underwritten offering on a firm commitment basis. For these same reasons, we are also unable to estimate the number of shares that will be held by each selling shareholder upon termination
of the offering.   For more information, please read the "Plan of Distribution"
section later in this prospectus.

  The following table sets forth each selling shareholder's beneficial ownership of our Class A Common Stock and Class B Common Stock as of the date of this prospectus.

                  Shareholder Name                                              Number of Shares
                  ----------------                                              ----------------
                                                             Class A Common Stock               Class B Common Stock
                                                             --------------------               --------------------
      Archie W. Berry, Jr.                                        312 shares                          17 shares

      Irene Berry                                                  97 shares                           6 shares

      Cathy Berry Sutton                                          100 shares                          28 shares

      David Sutton                                                 17 shares                          10 shares

      Faith Anne Berry                                            102 shares                           7 shares

      Mark William Berry                                          108 shares                          21 shares

      Nathanael William Berry                                     108 shares                          21 shares

      Randi Groder Berry                                            3 shares                          15 shares

      Nan E. Berry                                                108 shares                          21 shares

      Jon William Berry                                            94 shares                          16 shares

      Marla Berry                                                  94 shares                          16 shares

      Robert B. Berry                                             507 shares                           9 shares

      Carol S. Berry                                              108 shares                          21 shares

      Susan B. Kohlhas                                            108 shares                          21 shares

      Jeffrey M. Kohlhas                                           19 shares                          26 shares

      Susan B. Kohlhas for Katherine Grace Kohlhas                 19 shares                          26 shares

      Barbara Berry-Jancic                                        108 shares                          21 shares

      Robert R. Berry                                             108 shares                          21 shares

      John Berry                                                    6 shares                          17 shares

      Virginia Berry                                                3 shares                           6 shares

      Herbert E. Berry                                             18 shares                           3 shares

      Patricia A. Berry                                            14 shares                           8 shares

      Patricia Berry Howland                                       13 shares                           0 shares

      Thomas E. Berry                                              13 shares                           4 shares

      Nancy A. Rando                                               13 shares                           0 shares

      Herbert Berry, Jr. & Patricia Berry, h/w, Trustees           12 shares                          10 shares
      for Margaret Berry Balon

      Herbert Berry, Jr. & Patricia Berry, h/w, Trustees            8 shares                          22 shares
      for Timothy C. Berry

      Herbert Berry, Jr. & Patricia Berry, h/w, Trustees           12 shares                          16 shares
      for Kathryn Berry Keating

      Elizabeth B. Lloyd                                           12 shares                           3 shares

      John P. Coupe, Jr.                                            3 shares                          25 shares

      William B. Sowash, Trustee of the William B. Sowash           5 shares                          21 shares
      Revocable Trust

      Frank J. Mitchell, Jr.                                        1 share                           22 shares

      Martin C. Kenin                                               2 shares                          23 shares

      Joanne Kenin                                                  5 shares                          12 shares

      Martin C. Kenin & Joanne Kenin, tenants in the                9 shares                           0 shares
      entireties

      John M. Surotchak                                             0 shares                          25 shares

      Dorothy Hayken & Maurice Hayken, h/w, as tenants by           2 shares                           5 shares
      the entireties

      G and E Rowe 1993 Revocable Living Trust dated June           7 shares                          21 shares
      16, 1993

      Residuary T/W Bernard T. Quinn FBO Angeline M.               10 shares                          18 shares
      Quinn, Angeline M. Quinn, Trustee

      Angeline M. Quinn                                            25 shares                           4 shares

      Sidney Geller                                                 3 shares                           4 shares

      Bernard Simonson & Eleanor Simonson, h/w, as                 11 shares                           4 shares
      tenants by the entireties

      Patricia G. Magil                                             8 shares                          22 shares

      Louis F. Rivituso & Kathleen F. Rivituso, h/w, as            21 shares                          10 shares
      tenants by the entireties

      Louis F. Rivituso                                            13 shares                           4 shares

      Steven J. Rivituso                                            0 shares                          26 shares

      Marian G. Abell                                              21 shares                          10 shares

      Lois Jordan Felldin                                           1 share                           14 shares

      Hugh Seltner & Maureen A. Seltner, h/w, as tenants            5 shares                           7 shares
      by the entireties

      Hugh Seltner, Jr.                                             0 shares                          13 shares

      Mrs. Martha Drury                                             4 shares                          11 shares

      The Jack Gould Testamentary Trust, Marilyn H. Gould           4 shares                          21 shares
      & Alison Gould, Trustees

      Robert C. Swavely & Marie F. Swavely, h/w, as                 3 shares                          28 shares
      tenants by the entireties

      Wayne R. Wright                                               6 shares                          17 shares

      Eileen M. Leuthold                                            1 share                            2 shares

      Ann R. Shronk                                                 2 shares                           5 shares

      Henry J. Mitchell & Mary E. Mitchell, h/w, as                 2 shares                          28 shares
      tenants by the entireties

      Henry J. Mitchell                                            10 shares                           9 shares

      Madeleine H. Snyder                                           8 shares                          10 shares

      Sandra Berry                                                  4 shares                          11 shares

      Andrea Berry White                                            1 share                           22 shares

      Jon J. Berry                                                  0 shares                          26 shares

      Phyllis Berry                                                 4 shares                          11 shares

      Edward Berry & Kathryn Berry, h/w, Trustees for               2 shares                           5 shares
      Tyler Lawrence Berry

      Anjeanette Berry                                              1 share                           12 shares

      United States Liability Insurance Company Profit             34 shares                           1 share
      Sharing Trust

      Nancy Rae Bortz                                               0 shares                          13 shares

      Mary Ann Dougherty                                            0 shares                           6 shares

      Thomas J. Enright & Eileen A. Enright, h/w, as                1 share                            9 shares
      tenants by the entireties

      Robert C. Gelinas                                             0 shares                          26 shares

      Margaret B. Kotch                                             0 shares                           6 shares

      John R. McCarraher                                            0 shares                          13 shares

      Alberta Martinez                                              0 shares                          13 shares

      Ronald A. Mioni                                               0 shares                          13 shares

      Irrevocable Trust f/b/o Abigail Bess Conger, Ezra             4 shares                          11 shares
      Jennings, Trustee dated 9/30/93

      Patricia A. Profera                                           0 shares                          13 shares

      Julie E. Quinn                                                0 shares                          13 shares

      Mark T. Smith & Phyllis M. Smith, h/w, as tenants            5 shares                           20 shares
      by the entireties

      John M. Walsh, Jr. & Bernadette M. Walsh, h/w, as            1 share                             9 shares
      tenants by the entireties

      Andrea H. West                                               0 shares                           13 shares

      Theodore M. Ziffer                                           9 shares                            5 shares

      Helen S. Reichert and George L. Reichert, trustees           2 shares                            1 share
      or their successors in trust under the Helen S.
      Reichert Living Trust dated 6/21/91, and any
      amendments thereto

      James R. Holt                                                1 share                            15 shares

      Fahnestock & Co, Cust FBO James R. Holt, Jr. - IRA           1 share                            29 shares
      A/C A87-1606784

      Lillian Dox Revocable Trust                                  2 shares                           23 shares

      Joan D. Hassan                                               2 shares                           23 shares

      David S. Charlton                                            0 shares                           13 shares

      Thomas P. Nerney                                             3 shares                           18 shares

      Thomas C. Snyder & Alicia G. Snyder, h/w, as                 0 shares                            6 shares
      tenants by the entireties

      John Donahue                                                 0 shares                            6 shares

      David S. Charlton & Diane E. Charlton as tenants by          0 shares                           13 shares
      the entireties

      Betty Lou Shaw                                               0 shares                           11 shares

      Patricia M. Fasano                                           0 shares                           11 shares

      Louis F. Gehring                                             0 shares                           11 shares

      Carol Thompson                                               3 shares                           29 shares

      Congregation of the Mission of St. Vincent de Paul           9 shares                           14 shares
      in Germantown

      Ronald Santangelo                                            4 shares                           10 shares

      All other holders                                            0 shares                           26 shares

  We will set forth other required information relating to any selling shareholder in a prospectus supplement as necessary.

                              PLAN OF DISTRIBUTION

  A selling shareholder may sell any or all of the shares which are the subject of this prospectus, from time to time, in one or more of the following ways:

    .  directly to purchasers,

    .  pursuant to Rule 144 under the Securities Act, where applicable,

    . on the New York Stock Exchange, through brokers or dealers, or otherwise, or

    . through one or more underwritten offerings, on a firm commitment or best efforts basis.

  The shares may be sold from time to time in one or more transactions at a fixed offering price (which may be changed), at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a selling shareholder or by agreement between a selling shareholder and one or more underwriters, dealers, brokers or agents.

  Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or the purchasers of shares. In addition, a selling shareholder and any such underwriters, dealers, brokers or agents may be deemed to be "underwriters" under the Securities Act. As a result, any profits on the sale of shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriters, brokers, dealers or agents in connection with the sale of the shares will be selected by a selling shareholder and may have other business relationships with us and our subsidiaries or affiliates in the ordinary course of business.

  To the extent required, at any time a particular offer of shares is made by a selling shareholder, a prospectus supplement will be distributed, which will set forth:

    . the identity of, and certain other information about, the selling shareholder,

    . the aggregate amounts of shares being offered and the terms of the offering,

    .  the name or names of any underwriters, dealers or agents,

    . any discounts, commissions and other items constituting compensation from the selling shareholder, and

    . any discounts, commissions or concessions allowed or reallowed or paid to dealers.

  Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement (of which this prospectus is a part) will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the shares.

  The merger agreement with U.S. Investment Corporation provides that we will indemnify a selling shareholder against certain liabilities, including liabilities under the Securities Act. It also provides that a selling shareholder will indemnify us against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Munger, Tolles & Olson LLP, a law firm in Los Angeles, California, has delivered to us a legal opinion as to the validity of the shares. Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is one of our directors. He and other attorneys in the law firm beneficially own an aggregate of less than 1% of our outstanding common stock.

                                    EXPERTS

  The financial statements and related financial statement schedules from our Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, and have been so incorporated in reliance on the reports of such firm, given their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from the Commission's web
site at http://www.sec.gov.   In addition, our Class A Common Stock and Class B
        ------------------
Common Stock is listed on the New York Stock Exchange, and our reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  We have filed with the Commission a registration statement on Form S-3 (herein together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, we refer you to the Registration Statement, which you can obtain from the Commission at one of the public reference rooms or from the Commission's web site.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supercede this information. We incorporate the following documents which we have filed with the Commission and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering is completed:

  (i)   our Annual Report on Form 10-K for the year ended December 31, 1999;

  (ii)  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

  (iii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000,

  (iv)  our Form 8-K filed with the Commission on June 20, 2000,

  (v)   our Form 8-K/A filed with the Commission on June 27, 2000, and

  (vi) the description of our Class A Common Stock and our Class B Common Stock included in the Registration Statement on Form 8-A filed with the Commission on March 30, 1999.


  You may request a copy of any or all of the information that has been incorporated by reference in the prospectus, except the exhibits to such information (unless the exhibits are specifically incorporated by reference into such information), by writing us at the following address:

                    Berkshire Hathaway Inc.
                    Attn:  Forrest N. Krutter
                    1440 Kiewit Plaza
                    Omaha, Nebraska 68131.

  Telephone requests for such copies should be directed to Forrest N. Krutter at
(402) 346-1400.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

  The following expenses of this offering will be borne by Berkshire:*
  SEC Registration Fee.................................. $40,901
  NYSE Listing Fees.....................................   5,000
  Legal Fees and Expenses...............................   5,000
  Accounting Fees and Expenses..........................   5,000
  Miscellaneous.........................................   1,099
        Total........................................... $57,000

--------------------
*  All amounts other than the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.


  Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire's By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and Berkshire's By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements in paragraphs 2 and 3 of Item 15 of our Registration Statement on Form S-3 (Registration No. 333-41686) filed with the Commission on July 18, 2000 is incorporated herein by reference.

  As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire's Restated Certificate of Incorporation includes as Article Eighth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its shareholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

Item 16.  Exhibits.

Exhibit Number   Description of Document
--------------   -----------------------

  5              Opinion of Munger, Tolles & Olson LLP*

  23.1           Consent of Deloitte & Touche LLP

  23.2           Consent of Munger, Tolles & Olson LLP (contained in Exhibit 5)*


  24             Power of attorney*



  --------
  *Filed as an exhibit to the registrant's Registration Statement on Form S-3 (Registration Number 333-44448) on August 24, 2000.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on September 14, 2000.

BERKSHIRE HATHAWAY INC.

By           /s/ Marc D. Hamburg
  -------------------------------------------
                Marc D. Hamburg
  Vice President and Chief Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                               Date
---------                                        -----                               ----
  /s/ Warren E. Buffett*       Chairman of the Board and Director           September 14, 2000
----------------------------   (principal executive officer)
Warren E. Buffett

   /s/ Marc D. Hamburg         Vice President and Chief Financial           September 14, 2000
----------------------------   Officer (principal financial officer)
Marc D. Hamburg

  /s/ Daniel J. Jaksich*       Controller (principal accounting officer)    September 14, 2000
----------------------------
Daniel J. Jaksich

  /s/ Charles T. Munger*       Vice-Chairman of the Board and Director      September 14, 2000
----------------------------
Charles T. Munger

   /s/ Susan T. Buffett*       Director                                     September 14, 2000
----------------------------
Susan T. Buffett

   /s/ Malcolm G. Chace*       Director                                     September 14, 2000
----------------------------
Malcolm G. Chace

   /s/ Walter Scott, Jr.*      Director                                     September 14, 2000
----------------------------
Walter Scott, Jr.

  /s/ Howard G. Buffett*       Director                                     September 14, 2000
----------------------------
Howard G. Buffett

  /s/ Ronald L. Olson*         Director                                     September 14, 2000
----------------------------
Ronald L. Olson

  ______


*By:  /s/  Marc D. Hamburg
      ---------------------
     Attorney-in-Fact pursuant to a
     Power of Attorney previously filed